UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, the Board of Directors (the “Board”) of Peabody Energy Corporation (the “Company”) appointed Georganne Hodges and Clayton Walker (the “New Directors”) to serve as directors of the Company, effective immediately, with terms expiring at the Company’s 2026 Annual Meeting of Stockholders. Ms. Hodges will serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Walker will serve as a member of the Board’s Compensation Committee and Health, Safety, Security and Environmental Committee.

There are no arrangements or understandings between either of the New Directors and any other persons pursuant to which either of the New Directors were named a director of the Company. Neither of the New Directors has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Neither of the New Directors has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Each of the New Directors will participate in the Company’s non-employee director compensation program, which is described on pages 25 through 27 of the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, filed with the SEC on March 27, 2025. In connection with their appointment to the Board, each of the New Directors received a prorated grant of deferred stock units (“DSUs”), awarded on November 19, 2025. The number of DSUs granted to each of the New Directors was determined by dividing either $62,500 or $66,250 (depending on the director’s allocation election under the terms of the deferred stock unit agreement) by the closing price per share for the Company’s common stock on November 19, 2025 (rounding down to the nearest whole DSU). The DSUs granted to the New Directors generally vest monthly over a six-month period beginning on December 9, 2025. However, the underlying shares generally are not distributed until the earlier of (1) three years after the grant date and (2) the director’s separation from service, subject to any deferral election under the terms of the deferred stock unit agreement. A copy of the form of deferred stock unit agreement was filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, the Company will enter into its standard director indemnification agreement with each of the New Directors.

A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Peabody Energy Corporation dated November 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

November 20, 2025	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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